Exhibit 23.2

CONSENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR

LEAF ASSET MANAGEMENT, LLC

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated September 18, 2006, accompanying the financial statement of LEAF Asset Management, LLC as contained in this Pre-Effective Amendment No. 1 of the Registration Statement and Prospectus on Form S-1 (File No. 333-137734). We consent to the use of the aforementioned report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Experts."

/s/ Grant Thornton LLP

Philadelphia, Pennsylvania
October 6, 2006